INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 43 to Registration
Statement No. 2-93177 of Oppenheimer Variable Account Funds on Form N-1A of
our reports dated February 12, 2004, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of
Additional Information and "Financial Highlights" in the Prospectuses, which are also part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
April 23, 2004